UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 6, 2008

CASH SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	87-0398535 (I.R.S. employer identification number)
Commission file number: 1-31955
7350 Dean Martin Drive, Suite 309
Las Vegas, Nevada 89139
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (702) 987-7169

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
     On February 6, 2008, Cash Systems, Inc. (the “Company”) issued a press release announcing the appointment of Michael D. Rumbolz, the Company’s Chief Executive Officer and member of the Company’s Board of Directors, to the board of directors of Seminole Hard Rock Entertainment, Inc. and as a manager of Seminole Hard Rock International, LLC. Seminole Hard Rock Entertainment, Inc. and Seminole Hard Rock International, LLC are affiliated with The Seminole Tribe of Florida, which is a significant customer of the Company. The Company contracts with The Seminole Tribe of Florida through a third party affiliated with The Seminole Tribe of Florida.
     A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information furnished pursuant to Item 7.01 and Exhibit 99.1 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly stated by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description

99.1	Press Release dated February 6, 2008 announcing the appointment of Michael D. Rumbolz to the board of directors of Seminole Hard Rock Entertainment, Inc. and as a manager of Seminole Hard Rock International, LLC

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cash Systems, Inc. (Registrant)
Dated: February 7, 2008	By:	/s/ Andrew Cashin
	Name:	Andrew Cashin
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated February 6, 2008 announcing the appointment of Michael D. Rumbolz to the board of directors of Seminole Hard Rock Entertainment, Inc. and as a manager of Seminole Hard Rock International, LLC